UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 11, 2011, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement dated as of August 11, 2010 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent. The Rights Agreement pertains to those certain contingent rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company.

The Amendment includes, among others, the following modifications to the Rights Agreement:

•                  An increase in the threshold for purposes of becoming an “Acquiring Person” from 15% to 16.5%;

•                  Amendment to the definition of “Exempt Acquisition” to permit the consummation of an offer for all of the shares of the Company that is supported by a majority of the unaffiliated stockholders; and

•                  A change to the term of the Rights Agreement such that it will expire on the date one day after the date of the 2011 annual meeting of stockholders unless a majority of stockholders approves the extension of the Rights Agreement.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03               Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
4.1	Amendment to Rights Agreement, dated as of February 11, 2011 between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2011

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Annita M. Menogan
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to Rights Agreement, dated as of February 11, 2011 between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.